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                      SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.
                                 SCHEDULE 14A
                    Information Required in Proxy Statement
                           Reg. Section 240.13a-101
                           SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14A of the
                      Securities and Exchange Act of 1934
                               (Amendment No._)

Filed by the Registrant [ X ]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[]   Preliminary Proxy Statement
[]   Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[]   Definitive Proxy Statement
[X]  Definitive Additional Materials
[]   Soliciting Material Pursuant to Section 240.14a-11(c)
       or Section 240.14a-12

                    SIGNATURE VII LTD. LIMITED PARTNERSHIP
                (Name of Registrant as Specified In Its Charter)
______________________________________________________________________________
  (Name of Person(s) Filing Proxy Statement if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[]   $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(I)(1), 14a-6(I)(2)
       or Item 22(a)(2) of Schedule 14A.
[]   $500 per each party to the controversy pursuant to Exchange Act Rule
       14a-6(I)(3).
[]   Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11.
     1) Title of each class of securities to which transaction applies:
        _______________________________________________________________
     2) Aggregate number of securities to which transaction applies:
        _______________________________________________________________
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        _______________________________________________________________
     4) Proposed maximum aggregate value of transaction:
        _______________________________________________________________
     5) Total fee paid:
[X]  Fee paid previously with preliminary materials.
[]   Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the previous filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ________________________________________________________________
     2) Form, Schedule or Registration statement No.:
        ________________________________________________________________
     3) Filing Party:
        ________________________________________________________________
     4) Date Filed:
        ________________________________________________________________

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                                                            September 4, 1996

Signature VII Ltd. Limited Partner

     Re: Signature VII Ltd. Limited Partnership - Kokomo, Indiana and Columbus, Ohio

Dear Limited Partner:

     On or about Tuesday, August 27, we mailed to you a Solicitation and Information Statement along with an Irrevocable Consent of Limited Partner regarding the Signature Inns, Inc. proposal to purchase the Partnership's Hotel Properties at fair market value, as established by an independent appraiser. We are providing you this additional, supplemental information in accordance with the proxy requirements applicable to the Partnership under the Securities and Exchange Act of 1934.

     When making your decision as to whether to provide or withhold your consent to the proposed transactions, you should carefully read the Solicitation Statement and discuss the proposals with your tax consultant and with your other professional advisors and, in so doing, consider each of the following negative and positive factors:

     A. Negative Factors (i.e., those upon which you would withhold your consent):

     X Because of the General Partner's dual roles in the transactions, the purchase prices to be paid by the General Partner for the Hotel Properties of the Partnership were not determined through arms-length negotiations as would be the case between unrelated parties, but rather were based upon appraisals conducted by an independent, qualified appraiser. However, appraisals are only estimates of fair market value.

     X The General Partner did not consider any other alternative means to accomplish the "cash out" of the Limited Partners' investments in the Partnership, other than the proposed Sale by the Partnership of its Hotel Properties to the General Partner.

     X If the Sale is consummated, the Limited Partners no longer will share in any future income, distributions, credits or other benefits to be generated by future operations of the Partnership or in any future appreciation in the values of the Hotel Properties.

     X The Sale may subject Limited Partners to tax liabilities, and the net cash proceeds of the Sale to be distributed to Limited Partners may be offset, at least in part, by the Limited Partners' share of the tax obligations attributable to the Sale.

     NOTE: All of these negative factors are discussed under Section II of the Solicitation Statement, entitled "Special Factors."

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Signature VII Ltd. Limited Partner                           September 4, 1996
Page 2


     B.   Positive Factors (i.e., those favoring the giving of your consent):

     X The Sale transaction, combined with the anticipated liquidation distributions upon the termination and winding up of the Partnership, will provide you a cash payment of approximately $7,033 per unit. Moreover, the General Partner reasonably believes that this amount is the minimum amount of cash which will be distributed to you in connection with the transactions, and we will re-solicit your consent in the event we anticipate any eventuality which would diminish by more than 10% the foregoing estimated amount.

     X The appraisals on which the purchase prices are based were conducted by US Realty Consultants, Inc., a nationally recognized, qualified and independent appraisal firm. Those appraisals were based upon a "going concern" value, rather than a "liquidation" value. The General Partner believes that the liquidation values of the Hotel Properties would have been substantially less than the going concern values. Further, the appraised values are substantially greater than the depreciated, net book value of the Partnership's Hotel Properties. Net book values have little relationship to the current fair market values of those properties, however.

     X The General Partner, on behalf of the Partnership, has filed a Form 15 with the Securities and Exchange Commission, which, as of October 15, 1996, will have the effect of terminating the Partnership's registration of its units of limited partnership interest under
          Section 12(g) of the Securities and Exchange Act of 1934 (the "Act"). As a result, the Partnership will no longer be filing periodic reports under the Act, nor will it be obliged to follow any of the proxy requirements under the Act at any time after October 15, 1996. Continued operations of the Partnership, without the need to comply with the reporting and proxy requirements of the Act, may mean that Limited Partners would not be able to obtain the same type of information concerning the Partnership's operations, as had been available prior to that date.

     X Absent a liquidation of the Partnership through a sale of the Hotel Properties, the Limited Partners' investment in the Partnership will remain illiquid (i.e., no ready market for resale of Units).

     NOTE: All of these positive factors are discussed under Section II of the Solicitation Statement, entitled "Special Factors."

     As noted in our earlier correspondence, should you have any questions in regard to this letter or any of the General Partner's proposals, you may contact Marty Brew, Treasurer/Controller. He may be reached at our corporate office at (317) 581-1111, (extension 239).


                                          Very truly yours,


                                          John D. Bontreger, President
                                          Signature Inns, Inc.